UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2009

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.   Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The Registrant announces that effective June 3, 2009, Mark Abdou was been appointed to the Board of Directors. Mr. Abdou fills one of  two recent  vacancies on the Board.

Mr. Abdou, the Company’s previous outside SEC counsel for over five years, is currently the Chief Executive Officer and Managing Partner of Libertas Law Group. From August 2008 to March 2009, Mr. Abdou served as General Counsel and Sr. Vice President of GTX Corp, a technology company committed to developing miniaturized GPS tracking and cellular location-transmitting technology platforms for integration into a wide variety of consumer products. From December 2003 to August 2008, Mr. Abdou was a partner at Richardson & Patel, LLP, with expertise negotiating with large debt and equity lenders. Mr. Abdou has negotiated and assisted companies with initial public offerings, defending hostile takeover attempts, mergers and acquisitions, registered offerings, S.E.C. compliance and corporate governance. At Richardson & Patel, Mr. Abdou established an extensive network of banking and lending professionals and service providers including clients located in the middle-east.

From February 2001 to December 2003, Mr. Abdou was an associate with Greenberg Traurig, one of the nation’s largest law firms. At Greenberg Traurig, Mr. Abdou negotiated with large debt and equity lenders, including a large Las Vegas casino financing, defended hostile takeovers attempts, and counseled companies on general business and corporate matters.

Mr. Abdou  is a member of the California State Bar Association. He was co-chair of the financing committee for the Voices of Uganda project Voices in Harmony. Mr. Abdou is also a founding director of Project PLAY!  Mr. Abdou is a founder and current Chairman of the Advisory Board of California Executives. Most recently he was selected as a Rising Star of 2008 and Rising Star of 2009 in Southern California by the industry publication Super Lawyers®.

Mr. Abdou received his Bachelor of Arts degree in Biological Sciences from the University of Southern California in 1996, and his Juris Doctorate from the UC Berkeley School of Law (Boalt Hall) in 1999. Thereafter, he was licensed to practice law by the California State Bar in 1999. Mr. Abdou, is currently completing his Master’s Degree in Spiritual Psychology at the University of Santa Monica, and will be completing his Master’s Degree in 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant hasduly caused this report to be signed on its behalf by the undersigned hereunto dulyauthorized.

ZAP

Dated: June 5, 2009	By:	/s/ Steven M. Schneider
Chief Executive Officer